Exhibit 99.1

Julia A. Stewart
Chairman & CEO

December 20, 2012

Mick McGuire

Managing Member

Marcato Capital Management, LLC

One Montgomery Street, Suite 3250

San Francisco, CA 94104

Dear Mick,

I am pleased to have had the opportunity to meet with you and your colleagues again recently.  Our Board of Directors and management team have always been focused on maximizing long-term shareholder value.  We review our capital allocation strategy and capital structure on an ongoing basis, including having a regular dialogue with our Board of Directors.

As you know, we recently completed the refranchising of Applebee’s company-operated restaurants and made significant strides in reducing our debt.  As we disclosed on our last two earnings conference calls, the Company is currently developing a capital allocation strategy and we expect to publicly provide details on those plans in a timely manner.

Recognizing that we have multiple capital allocation options, we are continuing to work diligently to evaluate these options thoroughly and thoughtfully.  We will review your suggestions with the full Board of Directors in due course.

Thank you for your feedback.

Happy Holidays,

/s/ Julia A. Stewart
Julia A. Stewart